Exhibit 99.1

Enova Appoints New Independent Director to Board

CHICAGO – March 30, 2016 – Enova International (NYSE: ENVA), a technology and analytics driven online lender, today announced the appointment of Mark P. McGowan, managing partner of SAF Capital Management LLC (“SAF”), to its Board of Directors, effective immediately.  The Board has been expanded from eight to nine members.  Mr. McGowan’s appointment follows Enova’s previous announcement of its plans to add a new independent director to the Board in consultation with the Company’s stockholders.

“We are pleased to welcome Mark McGowan as part our previously announced plan to expand our Board,” said David A. Fisher, Chairman and CEO of Enova.  “Mark has a deep understanding of our business and we welcome his insights as we successfully execute on our strategy to provide innovative products and diversify our business to drive long-term growth and stockholder value.”

Mr. McGowan said, “I am pleased to join the Enova Board. Enova is a terrific company and I look forward to working collaboratively with my fellow Board members and the management team to help take advantage of this tremendous opportunity to continue growing stockholder value.”

In connection with the appointment, Enova and SAF have entered into an agreement whereby SAF has agreed to customary standstill and voting commitments.  The full agreement between Enova and SAF will be filed with the Securities and Exchange Commission.

Mark P. McGowan Biography

Mark P. McGowan has been the managing member of SAF Capital Management, LLC since 2006.  Prior to forming SAF, Mr. McGowan was the Co-founder and Managing Partner of MPG Capital Management, LLC, an equity market research firm which derived and licensed statistically validated algorithmic trading models and investment strategies for wealthy individuals and institutional investors.  Mr. McGowan previously worked within the Consumer and Market Knowledge function of Proctor & Gamble.  Mr. McGowan served as Chairman of the Board of Directors of CombiMatrix Corporation, a public company, from 2010 to March 2013, and on the Board of Directors of Premier Exhibitions, Inc., also a public company, from September 2011 to October 2012.  Mr. McGowan received his Bachelor of Science in Microbiology from Michigan State University.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Caroline Vasquez

Email: media@enova.com

Investor Relations Contact:

Monica Gould

Email: IR@enova.com

About Enova

Enova is a leading provider of online financial services to the large and growing number of customers who use alternative financial services because of their limited access to more traditional credit. Enova offers or arranges loans for consumers and/or financing for small businesses in all 50 states and Washington D.C. in the United States and in four foreign countries:

•	in the United States at https://www.cashnetusa.com, https://www.netcredit.com, https://www.headwaycapital.com and http://www.businessbacker.com,
•	in the United Kingdom at https://www.quickquid.co.uk, https://www.poundstopocket.co.uk and https://www.onstride.co.uk,
•	in Australia at https://www.dollarsdirect.com.au,
•	in Canada at https://www.dollarsdirect.ca, and
•	in Brazil at https://www.simplic.com.br

Enova, through its trusted brands, uses its proprietary technology, analytics, and customer service capabilities to quickly evaluate, underwrite, and fund loans or provide financing to customers when and how they want it. Headquartered in Chicago, Enova has more than 1,100 employees serving its online customers across the globe.

Cautionary Statement Concerning Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova’s senior management with respect to the business, financial condition and prospects of Enova as of the date of this communication and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova’s business, including, without limitation, those risks and uncertainties indicated in Enova’s filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this communication.